CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 43 to the Registration Statement of FRANKLIN STRATEGIC SERIES on Form N-1A, File No. 033-39088, of our report dated June 8, 2001 relating to the financial statements and financial highlights of FRANKLIN STRATEGIC SERIES which appear in the April 30, 2001 Annual Report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."



                               /s/ PricewaterhouseCoopers LLP
                               PricewaterhouseCoopers LLP


San Francisco, California
December 17, 2001